EXHIBIT 23.1

                               CONSENT OF ERNST & YOUNG LLP
                                   INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Bank of New York Company, Inc. of our report dated February 1, 2002, included in the 2001 Annual Report to Shareholders of The Bank of New York Company, Inc.

We also consent to the incorporation by reference in the following Registration Statements of The Bank of New York Company, Inc. of our report dated February 1, 2002, with respect to the consolidated financial statements of The Bank of New York Company, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2001:

Registration Statement Number   Form   Description
-----------------------------   ----   -----------
No. 333-03811                    S-3   Dividend Reinvestment and Stock
                                       Purchase Plan
No. 333-15951                    S-3   Preferred Trust Securities in the
No. 333-15951-01                       amount of $700 million
No. 333-15951-02
No. 333-15951-03
No. 333-15951-04
No. 333-15951-05
No. 333-40837                    S-3   Preferred Trust Securities in the
No. 333-40837-01                       amount of $500 million
No. 333-40837-02
No. 333-40837-03
No. 333-62516                    S-3   Debt Securities, Preferred Stock,
No. 333-62516-01                       Common Stock, and Preferred Trust
No. 333-62516-02                       Securities in the amount of
No. 333-62516-03                       $1.6 billion
No. 333-62516-04
No. 333-70187                    S-3   Debt Securities, Preferred Stock,
No. 333-70187-01                       Common Stock, and Preferred Trust
No. 333-70187-02                       Securities in the amount of
No. 333-70187-03                       $1.3 billion
No. 333-70187-04
No. 333-78685                    S-8   Employees Stock Purchase Plan
                                       Employees Profit Sharing Plan
                                       1993 Long-Term Incentive Plan
                                       1999 Long-Term Incentive Plan
No. 33-56863                     S-8   Employee Stock Purchase Plan,
                                       Employee Preferred Stock Plan and
                                       1993 Long-Term Incentive Plan
No. 33-57670                     S-8   Employee Stock Purchase Plan,
                                       Employee Preferred Stock Plan and
                                       1993 Long-Term Incentive Plan
No. 2-95764                      S-8   1984 Stock Option Plan
No. 33-20999                     S-8   1988 Long-Term Incentive Plan
No. 33-33460                     S-8   Amendment to 1988 Long-Term Incentive
                                       Plan
No. 33-62267                     S-8   Putnam Stock Option Plan


                                                         \s\ Ernst & Young LLP
                                                             Ernst & Young LLP

New York, New York
March 25, 2002